UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2021

Crescent Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01132	47-3162282
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 235-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to 12(b) of the Act:

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 parvalue per share	CCAP	The Nasdaq Stock Market LLC
Common Stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below are descriptions of the matters voted on at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”), held on Tuesday, May 11, 2021, and the final results of such voting:

Proposal 1 – Election of Directors.

The following individuals, constituting all of the nominees named in the Company’s Proxy Statement relating to the Annual Meeting, as filed with the Securities and Exchange Commission on April 2, 2021 (the “Proxy Statement”), were elected as Directors of the Corporation. Steven F. Strandberg and Christopher G. Wright were elected as Class III Directors of the Corporation to serve for a three-year term expiring at the 2024 annual meeting of stockholders or until their respective successor is duly elected and qualified. The following votes were taken in connection with the proposal:

Director	For	Withheld	Broker Non-Votes
Steven F. Strandberg	19,454,384	146,689	3,037,121
Christopher G. Wright	19,527,861	73,212	3,037,121

Proposal 2 – Ratify the selection of Ernst & Young LLP (“E&Y”) as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Stockholders approved a proposal to authorize Ernst & Young LLP (“E&Y”) as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The following votes were taken in connection with the proposal:

For	Against	Abstained	Broker Non-Votes
22,620,997	8,854	8,343	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT CAPITAL, BDC, INC.

Date: May 14, 2021	By:	/s/ Gerhard Lombard
	Name:	Gerhard Lombard
	Title:	Chief Financial Officer